UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 5, 2024

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

76 Blanchard Road, Burlington, MA, 01803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 687-0300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 5, 2024, the Compensation Committee of our board of directors (the “Compensation Committee”) approved the Aware, Inc. 2024 Executive Bonus Plan (the “Plan”) and established performance criteria and target bonuses thereunder.

Pursuant to the Plan, each of Robert A. Eckel, our Chief Executive Officer and President, Craig Herman, our Chief Revenue Officer, Mohamed Lazzouni, our Chief Technical Officer, and David K. Traverse, our Principal Financial Officer (the “Participants”), will be eligible to receive bonuses based upon the achievement of certain financial and operational goals, in each case as determined by the Compensation Committee. Seventy (70) percent of each Participant’s bonus is tied to the achievement of financial goals that are common to all Participants and thirty (30) percent of each Participant’s bonus is tied to the achievement of individualized operational goals.

Under the plan Robert Eckel will be eligible to receive a target bonus of $159,135; Craig Herman will be eligible to receive a target bonus of $250,000, Mohamed Lazzouni will be eligible to receive a target bonus of $153,181 and David Traverse will be eligible to receive a target bonus of $50,000.

The financial goal is common for all Participants. The bonus for the financial goal is based upon the achievement of certain Company 2024 revenue and operating cash flow targets (“2024 Financial Goals”) determined by the Compensation Committee of the Company’s Board of Directors.

The named executive officers will receive a 50% payout if 85% of the revenue 2024 Financial Goal is met and 100% payout if 100% of the revenue 2024 Financial Goal is met, calculated pro-rata in between. Participants are eligible to receive an upward adjustment payout up to fifty (50) percent above their annual bonus target once the total revenue 2024 Financial Goal is met. The upward bonus adjustment will be calculated linearly between 100% to 110% of the revenue 2024 Financial Goal.

The named executive officers will receive a 50% payout if the lower end of the Cash Flow Financial Goal is met and 100% payout if cash flow financial goal is met, calculated pro-rata in between.

The amount of the bonus earned by a Participant will depend upon the Company’s actual 2024 revenue, and cash flow, as compared to the 2024 Financial Goals. Robert Eckel, Mohamed Lazzouni and David Traverse will have their potential Financial Goal target weighted at 50% revenue and 50% cash Flow. Craig Herman will be weighted at 85% revenue and 15% cash flow.

Operational Goals are specific to each Participant. If the Company does not achieve at least 85% of its revenue target goal, the individual performance objectives will be capped at a maximum payment of 75% of the individual performance objective bonus.

Robert Eckel (Operational goal bonus eligibility up to $47,741)

•
Achieve Annual Recurring Revenue target – 50%
•
Achieve Recurring Revenue – 50%

Craig Herman (Operational goal bonus eligibility up to $75,000)

•
Achieve Annual Recurring Revenue Target – 50%
•
Sign minimum number of material, new strategic partners – 25%
•
Invoice minimum number of material new subscription logos – 12.5%
•
Achieve conversion of key customers to ARR model – 12.5%

Mohamed Lazzouni (Operational goal bonus eligibility up to $45,954)

•
Achieve Annual Recurring Revenue Target – 25%
•
Deliver targeted annualized savings to optimize cost structure in engineering supporting business profitability - 50%
•
Implement cross functional processes effectively supporting customer retention business objectives – 25%

David Traverse (Operational goal bonus eligibility up to $15,000)

•
Achieve Annual Recurring Revenue target – 25%
•
Achieve Recurring Revenue – 25%
•
Achieve GAAP Net Income Target – 50%

The adoption and maintenance of the 2024 Executive Bonus Plan shall not be deemed a contract of employment. Nothing herein contained shall be deemed to give a Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participants at any time, nor shall it interfere with a Participant’s right to terminate their employment at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: April 10, 2024	By:	/s/ David K. Traverse
David K. Traverse
Principal Financial Officer